EXHIBIT 10.29.2
                    Amendment to Equity Incentive Plan (1995)


7.3 A Change in Control Provision

         As used herein, a Change in Control and related definitions shall have the meanings as set forth in Section 7.3 C below.

         Immediately prior to the occurrence of a Change in Control:

         (a) Each Option and Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

         (b) Restrictions and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards shall automatically be deemed waived to the extent, if any, specified (whether at or after time of grant) by the Committee.

         In addition to the foregoing and Sections 6.1(d), 6.2(d), 6.3(d) and 6.4, the Committee may at any time prior to or after a Change in Control accelerate the exercisability of any Options and Stock
         Appreciation Rights and may waive restrictions, limitations and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards to the extent it shall in its sole discretion determine.

         7.3 B  Certain Corporate Transactions.

         (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the complete liquidation of the Company or the sale or transfer of substantially all of the Company's assets (a "Covered Transaction"), all outstanding Options will terminate as of the effective date of the Covered Transaction, provided that at least twenty (20) days prior to the effective date of any such merger, consolidation, liquidation or sale of assets, but subject to Paragraphs
         (c) and (d) below,  the Committee  shall make all  outstanding  Options exercisable immediately prior to consummation of such Covered Transaction (to the extent that such Options are not exercisable immediately prior to the consummation of the Covered Transaction pursuant to Section 7.3 A).

         (b) Subject to Paragraphs (c) and (d) below, the Committee may, in its sole discretion, prior to the effective date of the Covered Transaction, (1) remove the restrictions from each outstanding share of Restricted Stock, (2) cause the Company to make any payment and provide any benefit under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant remained an employee, and (3) forgive all or any portion of the principal of or interest on a loan.

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         (c) If an  outstanding  Option or Other Award is subject to performance or other conditions (other than conditions relating the mere passage of time and continued employment) which will not have been satisfied at the time of the Covered Transaction, the Committee may, in its sole discretion, remove such conditions. If it does not do so however, such Option or Other Award will terminate, because the conditions have not
         been   satisfied,   as  of  the   date  of  the   Covered   Transaction
         notwithstanding Paragraph (a) and (b) above.

         (d) With respect to an outstanding Option or Other Award held by the participant who, following the Covered Transaction, will be employed by a corporation which is a surviving or acquiring corporation in such transaction or an affiliate of such a corporation, the Committee may, in lieu of the action of the Committee described in Paragraphs (a) or
         (b) above or in addition to any Option being exercisable immediately prior to consummation of the Covered Transaction pursuant to Section 7.3A above, arrange to have such surviving or acquiring corporation or affiliate assume the Option or Other Award or grant to the Participant a replacement Option or other Award which, in the judgment of the Committee, is substantially equivalent to the Option or Other Award. In the case of an assumed or substitute Option intended to be an Incentive Stock Option, the requirements of Section 424 (a) of the Code shall be satisfied except as otherwise provided by the Committee.

         7.3 C  Change in Control and Related Definitions.

         A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

         (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or

         (b) during any period of not more than two consecutive years (not including any period prior to October 26, 1994), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clause
         (a), (c) or (d) of Section 7.3 C) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

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         (c) the  shareholders of the Company approve a merger or  consolidation of the Company with any other corporation, other than

                  (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 60% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

                  (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 35% or more of the combined voting power of the Company's then outstanding securities; or

         (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         Notwithstanding the foregoing provisions of this Section 7.3C, a "Change in Control" will not be deemed to have occurred solely because of (i) the ownership or acquisition of securities of the Company (or any reporting requirement under the Securities Exchange Act of 1934) relating thereto) by an employee benefit plan maintained by the Company for the benefit of employees or by ownership or acquisition (whether accomplished by merger, consolidation, purchase or otherwise) by any of Ben Cohen, Jerry Greenfield, Jeffrey Furman and Perry Odak or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 under the Act) or members of their families (or trusts for their benefit) or charitable trusts established by any of them and/or other related management group.

         In the foregoing provisions of this Section 7.2, the following terms shall have the meanings set forth below:

         "Person" shall have the meaning given in Section 3 (a) (9) of the Securities Exchange Act of 1934, as modified and used in Sections 13 9d and 14 (d) thereof; however, a Person shall not include

                  (1) the Company or any controlled subsidiary of the Company,

                  (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or

                  (3)  a  corporation   or  other  entity  owned,   directly  or
                  indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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         "Beneficial  Owner" shall have the meaning  defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended from time to time.